EXHIBIT 21
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                         CHATTEM, INC. AND SUBSIDIARIES
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                           SUBSIDIARIES OF THE COMPANY
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        NAME OF SUBSIDIARY                    STATE OR COUNTRY OF INCORPORATION
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Chattem (U.K.) Limited                                    England
HBA Indemnity Insurance, Ltd.                             Cayman Islands
Signal Investment & Management Co.                        Delaware
SunDex, LLC                                               Tennessee
Chattem Global Consumer Products Limited                  Ireland
Chattem (Canada) Corp.                                    Canada
Chattem Canada ULC                                        Canada
Chattem Canada                                            Canada
Chattem (Canada) Holdings, Inc.                           Delaware